STOCK PURCHASE AGREEMENT

AGREEMENT made effective as of this 1st day of February, 2010, by and between Richard Hausig ("Seller") and ANYTHINGIT Inc., a Delaware corporation ("Buyer").

WITNESSETH:

WHEREAS, Seller is the owner of 300,000 shares of the common stock (the "Shares"), of the Buyer; and

WHEREAS, Buyer desires to purchase from Seller and Seller desires to sell to Buyer, the Shares upon the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the mutual covenants and promises herein contained and upon the terms and conditions hereinafter set forth, the parties hereto, intending to be legally bound, agree as follows:

1. **PURCHASE AND SALE OF THE SHARES.**

Purchase and Sale. Upon the terms and conditions herein contained, at the Closing (as hereinafter defined), Seller agrees to sell the Shares to Buyer and Buyer agrees to purchase the Shares from Seller, free and clear of all liens, claims, pledges, mortgages, restrictions, obligations, security interests and encumbrances of any kind, nature and description.

2. **CONSIDERATION.**

Purchase Price. The purchase price for the Shares (the "Purchase Price") shall be the Buyer's payment of Forty-Five Thousand Dollars ($45,000) to Seller, which shall be payable as follows:

A. $10,000 upon execution of this Agreement, and
B. $3,500 on the first business day of every month from March 2010 through December 2010.

3. **CLOSING.**

3.1 Time and Place of Closing. The closing of the transactions contemplated by this Agreement (the "Closing") is taking place simultaneously with the execution of this Agreement, at the offices of Sichenzia Ross Friedman Ference LLP, 61 Broadway, 32nd Floor, New York, New York 10006, at the date first set forth above (hereinafter the "Closing Date").

3.2 Delivery by Seller. At the Closing, Seller shall deliver to Buyer a certificate representing the Shares and executed Stock Power(s) or other documents satisfactory to Buyer permitting transfer to Buyer of the Shares.

3.3 Delivery by Buyer. At the Closing, Buyer shall deliver to the Seller the sum of Ten Thousand Dollars ($10,000) in a manner to be agreed upon by Buyer and Seller.

4. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby represents and warrants to Buyer as follows:

4.1 Status of Seller and Shares. Seller is the sole beneficial owner of the Shares, and owns the Shares, free and clear of all mortgages, pledges, restrictions, liens, charges, encumbrances, security interests, obligations or other claims.

4.2 Access to Information. Seller hereby acknowledges and agrees that, as a shareholder and as a member of the Board of Directors of Buyer, Seller is aware of the current business and financial affairs of Purchaser, including the fact that Purchaser is presently and actively involved in business discussions regarding a plan to potentially take Purchaser public. Further, Seller acknowledges that Purchaser has allowed Seller access to its financial books and records and that with the advice of counsel, Seller has conducted whatever due diligence Seller believes is appropriate and necessary to consummate and execute the within transaction.

5. REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGEMENTS OF BUYER. Buyer hereby represents, warrants and acknowledges to Seller as follows:

5.1 Organization and Good Standing. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own its properties.

5.2 Authority. The Buyer has all requisite power, authority and legal capacity to execute and deliver this Agreement and each other agreement, document, or instrument or certificate contemplated by this Agreement or to be executed by the Buyer in connection with the consummation of the transactions contemplated by this Agreement and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly and validly executed and delivered by the Buyer and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes legal, valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

6. POST-CLOSING COVENANTS.

6.1 Further Assurances. After the Closing, at the request of either party, the other party shall execute, acknowledge and deliver, without further consideration, all such further assignments, conveyances, endorsements, deeds, powers of attorney, consents and other documents and take such

other action as may be reasonably requested to consummate the transactions contemplated by this Agreement.

6.2 Failure to Pay Purchase Price. (a) In the event that Buyer fails to deliver any of the first seven payments, which represents an aggregate of $31,000 consisting of the initial $10,000 payment and six monthly payments of $3,500 to Seller pursuant to Section 2 hereof, subject to a 10 day grace period for Buyer to cure, the Shares shall automatically revert back to Seller without any action required on the part of Buyer, and Seller shall be entitled to retain the Purchase Price paid by Buyer to Seller as liquidated damages.

(b) In the event that Buyer fails to deliver any payments after the payment of the first seven payments, which represents an aggregate of $31,000 consisting of the initial $10,000 payment and six monthly payments of $3,500 to Seller pursuant to Section 2 hereof, subject to a 10 day grace period for Buyer to cure, Seller shall be entitled, at Seller's option, to either (i) receive a pro-rata return of a percentage of the Shares equal to the payments not received divided by $45,000 or (ii) grant Buyer additional time to make such monthly payments.

7. MISCELLANEOUS

7.1 Binding Effect; Benefits. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors and permitted assigns. Except as otherwise set forth herein, this Agreement may not be assigned by any party hereto without the prior written consent of the other party hereto. Except as otherwise set forth herein, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

7.2 Notices. All notices, requests, demands and other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person, or transmitted by telecopy or telex, or upon receipt after dispatch by certified or registered first class mail, postage prepaid, return receipt requested, to the party to whom the same is so given or made, at the following addresses (or such others as shall be provided in writing hereinafter):

(a) If to Seller, to:
Richard Hausig
Calle 56A 62-27
Bello, Antioquia
Colombia

(b) If to the Buyer, to:
ANYTHINGIT Inc.
17-09 Zink Place, Unit 1
Fair Lawn, New Jersey 07410

7.3 Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

7.4 No Waiver. No failure by either party to declare a default based on any breach by the other party of any obligation under this Agreement, nor failure of such party to act quickly with regard thereto, shall be considered to be a waiver of any such obligation, or of any future breach.

7.5 Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

7.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

7.7 Governing Law. This Agreement shall be construed as to both validity and performance and enforced in accordance with and governed by the laws of the State of New York, without giving effect to the conflicts of law principles thereof.

7.8 Severability. If any term or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term and provision of the Agreement shall be valid and enforced to the fullest extent permitted by law.

7.9 Amendments. This Agreement may not be modified or changed except by an instrument or instruments in writing executed by the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

SELLER:

Richard Hausig

BUYER:

ANYTHINGIT INC.

By: David Bernstein
Its: Chief Executive Officer

By: David Bernstein
Its: Chief Executive Officer